EXHIBIT 99.3


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements for Vitesse Semiconductor Corporation and subsidiaries ("Vitesse") gives effect to the merger with Orologic Inc., ("Orologic"). The historical financial statements set forth below have been derived from, and are qualified by reference to, the consolidated financial statements of Vitesse included in Vitesse's Annual Report on Form 10-K for the year ended September 30, 1999, Vitesse's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, and the financial statements of Orologic included herein, and should be read in conjunction with those financial statements and notes thereto. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended September 30, 1999 gives effect to the merger as if it had occurred on October 1, 1998. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended March 31, 2000 gives effect to the merger as if it had occurred on October 1, 1999.

The merger has been accounted for under the purchase method of accounting whereby the consideration paid has been allocated based on the relative fair values of the assets and liabilities acquired with the excess consideration allocated to certain identifiable intangible assets, in process research and development and goodwill. Under the terms of the merger, Vitesse acquired all of the outstanding shares and stock options of Orologic as of March 31, 2000 in exchange for 4,546,883 shares of common stock and options to purchase 543,815 shares of common stock with an aggregate merger consideration of $490 million, which includes estimated direct acquisition costs of $17 million. The purchase price allocation, including the amount of the charge for purchased in process research and development, is preliminary and will be adjusted upon the completion of the final valuation of the assets and liabilities acquired. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not give effect to any synergies which may be realized as a result of the merger. Additionally, except as indicated in the notes hereto, the Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect any nonrecurring charges that may be incurred as a result of the merger with Orologic.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only. They do not purport to be indicative of the combined financial position or results of operations for Vitesse and Orologic that actually would have occurred if the merger had been consummated on the dates indicated or that may be obtained in the future.


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



                   Unaudited Pro Forma Condensed Consolidated
                            Statement of Operations
                       For year ended September 30, 1999
                    (in thousands except for per share data)




                                                 Year Ended
                                          --------------------------
                                          September 30, December 31,
                                             1999          1999
                                          ------------  ------------
                                           Historical    Historical     Pro Forma       Pro Forma
                                           Vitesse(1)    Orologic(1)   Adjustments     Consolidated
                                          ------------  ------------   -----------     ------------
   Revenues                               $    281,534  $        350   $               $    281,884

   Cost and expenses:
      Cost of revenues                         104,156            --                        104,156
      Engineering and development               49,187         1,273                         50,460
      Selling, general and administrative       35,049           904        74,451(2)       110,404
                                          ------------  ------------   -----------     ------------
   Total operating costs                       188,392         2,177        74,451          265,020

   Income (loss) from operations                93,142        (1,827)      (74,451)          16,864

   Other income, net                            10,748            31                         10,779
                                          ------------  ------------   -----------     ------------

   Income (loss) before income taxes           103,890        (1,796)      (74,451)          27,643

   Income tax expense (benefit)                 34,010            --          (976)(3)       33,034
                                          ------------  ------------   -----------     ------------

   Net income (loss)                      $     69,880  $     (1,796)  $   (73,475)    $     (5,391)
                                          ============  ============   ===========     ============

   Net income (loss) per share:
                                  Basic          $0.46                                 $      (0.03)
                                          ============                                 ============
                                Diluted          $0.42                                 $      (0.03)
                                          ============                                 ============

Shares used in per share computations:
                                  Basic        153,326                     4,547(4)         157,873
                                Diluted        166,458                     4,547(4)         157,873


See accompanying notes to Unaudited Proforma Condensed Consolidated Financial Statements.


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

                   Unaudited Pro Forma Condensed Consolidated
                            Statement of Operations
                    For the six months ended March 31, 2000
                   (in thousands, except for per share data)


                                           Historical    Historical     Pro Forma       Pro Forma
                                           Vitesse(1)    Orologic(1)   Adjustments     Consolidated
                                          ------------  ------------   -----------     ------------
Revenues                                 $     189,390  $        250   $               $    189,640

Cost and Expenses:
   Cost of revenues                             66,619            --                         66,619
   Engineering and development                  32,086         1,681                         33,767
   Selling, general and administrative          21,582         3,077        37,226(2)        61,885
   Purchased in-process research &
   development                                  45,614            --       (45,614)(2)           --
                                          ------------  ------------   -----------     ------------
Total operating costs                          165,901         4,758        (8,388)         162,271

Income (loss) from operations                   23,489        (4,508)        8,388           27,369

Other income, net                                6,477            18            --            6,495
                                          ------------  ------------   -----------     ------------
Income (loss) before income taxes               29,966        (4,490)        8,388           33,864
Income tax expense (benefit)                    24,942            --          (286)(3)       24,656
                                          ------------  ------------   -----------     ------------
Net income (loss)                         $      5,024  $     (4,490)  $     8,674     $      9,208
                                          ============  ============   ===========     ============
Net income per share:
                                   Basic         $0.03                                        $0.06
                                          ============                                 ============
                                 Diluted         $0.03                                        $0.06
                                          ============                                 ============

Shares used in per share computations:
                                   Basic       157,767                       4,547(4)       162,314
                                 Diluted       171,058                       5,091(4)       176,149

    See accompanying notes to Unaudited Proforma Condensed Consolidated Financial Statements.


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

 NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     Pro forma adjustments for the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended September 30, 1999 and for the six months ended March 31, 2000 are as follows:

     1. Vitesse reports its financial information on the basis of a September 30 fiscal year. Orologic reports its financial information on the basis of a December 31 fiscal year. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended September 30, 1999 includes Vitesse's historical results of operations for the fiscal year ended September 30, 1999 and Orologic's historical results of operations for the fiscal year ended December 31, 1999. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended March 31, 2000 includes Vitesse's historical results of operations for the six months ended March 31, 2000 and Orologic's historical results of operations for the six months ended March 31, 2000. As a result of the foregoing, Orologic's historical results for the three months ended December 31, 1999 are reflected in the pro forma results of operations for both the year ended September 30, 1999 and the six months ended March 31, 2000.

     2. Reflects the amortization of identifiable intangible assets and goodwill, aggregating approximately $447 million associated with the merger over a period up to 6 years. The estimated total value of the merger consideration is $490 million, which includes estimated direct acquisition costs of $17 million. The purchase price allocation included purchased in process research and development of $45.6 million, identifiable intangible assets of $.8 million and goodwill of $445.9. Vitesse has recorded a non-recurring charge for the amount of the purchased in process research and development in the quarter ended March 31, 2000. Due to the nature of the non-recurring charge, the charge for purchased in process research and development has been excluded from the Unaudited Pro Forma Condensed Consolidated Statements of operations.

     3. A deferred tax asset was recorded for the tax benefit which Vitesse expects to realize from the net operating loss carryforwards and research credits of Orologic which had been fully reserved.

     4. The pro forma basic and dilutive net income (loss) per share are based on the weighted average number of shares of common stock outstanding after the issuance of an estimated 4,547,000 shares of Vitesse common stock and options to purchase an estimated 544,000 shares of Vitesse common stock to acquire the outstanding stock of Orologic. For the year ended September 30, 1999, pro forma diluted net income (loss) per share does not include the effect of potentially dilutive common stock equivalents as such common stock equivalents are antidilutive.


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